                              EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT (the "Agreement"), dated as of May 20, 2005, is entered into between ARMOR HOLDINGS, INC., a Delaware corporation (the
"Company") and ROBERT F. MECREDY (the "Employee").

                              W I T N E S S E T H :

     WHEREAS, the Company desires to employ the Employee and to be assured of his services on the terms and conditions hereinafter set forth; and

     WHEREAS, the Employee is willing to accept such employment on such terms and conditions.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, the Company and the Employee hereby agree as follows:

     1. EMPLOYMENT. The Company hereby employs the Employee as President of its
Aerospace & Defense Group, and the Employee accepts such employment, upon the terms and subject to the conditions set forth in this Agreement.

     2. TERM. The term of this Agreement shall commence on the date hereof and terminate on May 20, 2008 (the "Term"), subject to earlier termination pursuant to the provisions of Section 10 hereof.

     3. DUTIES. During the Term of this Agreement, the Employee shall serve as the President of the Company's Aerospace & Defense Group and shall perform all duties commensurate with his position and as may be assigned to him by the Chief
Executive Officer of the Company. The Employee shall devote his full business time and energies to the business and affairs of the Company and shall use his best efforts, skills and abilities to promote the interests of the Company and to diligently and competently perform the duties of his position.

     4. COMPENSATION AND BENEFITS. (a) During the term of this Agreement, the
Company shall pay to the Employee, and the Employee shall accept from the
Company, as compensation for the performance of services under this Agreement and the Employee's observance and performance of all of the provisions hereof, a salary of $400,000 per year (the "Base Compensation"). The Compensation
Committee and the Board of Directors shall review Employee's Base Compensation annually and, based on a number of factors, including, without limitation, the
Company's performance and the Employee's performance, may in their sole and absolute discretion, increase such Base Compensation. The Employee's salary shall be payable in accordance with the normal payroll practices of the Company and shall be subject to

withholding for applicable taxes and other amounts. Upon the occurrence of a
"change in control" (as hereinafter defined), the Employee shall have the right to terminate this Agreement. Upon (i) the termination of this Agreement by the
Company without cause, or (ii) if the Company does not offer to renew this
Agreement upon expiration of the Term on substantially similar terms, and provided that the Employee is no longer employed by the Company, then in either such case, the Employee shall be entitled to receive a severance payment from the Company equal to one year's Base Compensation, which shall be payable over a period of one year in accordance with the normal payroll practices of the
Company and shall be subject to withholding for applicable taxes and other amounts; provided, however, that if any such payments would be payable 2 1/2 months after the beginning of the next calendar year after such termination or non-renewal, such payments shall not commence until six months have elapsed from the effective date of such termination without cause or non-renewal; and
provided, further, that the first payment that is payable after such six month period shall include all amounts that would have been payable during such six month period but were withheld due to the provisions hereof (such payment is referred to as the "Termination Payment"). Notwithstanding anything to the contrary contained herein, in the event that the Employee has breached his obligations under Sections 7 or 8 hereof, then the Employee shall immediately repay to the Company the full amount of the gross Termination Payment before taking into account any withholdings for applicable taxes and other amounts. For purposes of this Agreement, a non-renewal of this Agreement shall not be deemed to have occurred if the Company offers the Employee to renew this Agreement upon substantially the same terms and conditions set forth herein and the Employee rejects such offer.

         (b) During the Term, the Employee shall be entitled to participate in or benefit from, in accordance with the eligibility and other provisions thereof, the Company's medical insurance and other fringe benefit plans or policies as the Company may make available to, or have in effect for, its personnel with commensurate duties from time to time, including, without limitation, any Supplemental Executive Retirement Plan. The Company retains the right to terminate or alter any such plans or policies from time to time. The
Employee shall also be entitled to four weeks paid vacation each year, sick leave and other similar benefits in accordance with policies of the Company from time to time in effect for personnel with commensurate duties. Subject to the terms of this Section 4(b), the Employee will be entitled to receive at no cost to the Employee, (i) one year of coverage for medical benefits described above if this Agreement is terminated pursuant to Section 10(a) or (b) hereof, or if the Company does not offer to renew this Agreement upon expiration of the Term on substantially similar terms and provided that Employee is no longer employed by the Company, and (ii) one year of coverage for medical benefits described above if this Agreement is terminated by the Company without cause or there occurs a change in control and the Employee terminates this Agreement; provided, however, that in each such case, such coverage need not be provided by the
Company if the Employee is eligible for commensurate coverage for medical and other fringe benefits described above through another employer.

         (c) The Employee shall also be entitled to participate, at the sole and absolute discretion of the Compensation Committee of the Board of Directors of
the Company, (i) in the Company's incentive stock option plan, and (ii) in the
Company's bonus plan. Such participation shall be based upon, among other things, the Employee's performance and the

Company's performance. In addition, the Employee may be entitled, during the term of this Agreement, to receive such additional options, at such exercise prices and other terms, and/or to participate in such other bonus plans, whether during the term of this Agreement or upon termination pursuant to Section 10 hereof, as the Compensation Committee of the Board of Directors of the Company
may, in its sole and absolute discretion, determine. In addition to the foregoing, the Employee shall be entitled to receive the stock bonus award and options set forth on Schedule A attached hereto.

     5. REIMBURSEMENT OF BUSINESS EXPENSES. During the term of this Agreement, upon submission of proper invoices, receipts or other supporting documentation satisfactory to the Company and in specific accordance with such guidelines as may be established from time to time by the Company's Board of Directors, the
Employee shall be reimbursed by the Company for all reasonable business expenses actually and necessarily incurred by the Employee on behalf of the Company in connection with the performance of services under this Agreement. In addition, the Company shall provide the Employee with a non-accountable supplemental expense reimbursement allowance of $15,000 per year for each year during the
Term.

     6. REPRESENTATION OF EMPLOYEE; RESTRICTIONS ON SALE. (a) The Employee
represents and warrants that he is not party to, or bound by, any agreement or commitment, or subject to any restriction, including but not limited to agreements related to previous employment containing confidentiality or noncompete covenants, which in the future may have a possibility of adversely affecting the business of the Company or the performance by the Employee of his duties under this Agreement. The Employee further represents and warrants that he is not aware of any criminal activity or a violation of Company policy by any employee or agent of the Company that has not been disclosed to the Company, and covenants and agrees that upon his obtaining any such information, the Employee shall promptly disclose such information to a responsible officer of the Company and to the Company's outside counsel as set forth in Section 11(f)(ii) hereof.

         (b) The Employee further covenants and agrees that he will not sell, transfer, hypothecate, grant a security interest in, pledge or otherwise dispose of until May 20, 2008 any of the shares of Common Stock underlying the options to purchase 150,000 shares of Common Stock (the "Newly Granted Stock Options")
and the options to purchase 66,666 shares of Common Stock (the "Accelerated
Stock Options"), and such restriction on dispositions shall apply upon a termination of this Agreement for cause as described in Section 10(c) hereof;
provided, however, that the restriction with respect to such dispositions as set forth in this sentence shall not apply to the Employee in the event of a change in control of the Company or in the event of a termination of this Agreement pursuant to Sections 10(a), 10(b) or 10(d) hereof; and provided, further, that options to purchase 100,000 shares of Common Stock, granted to the Employee on
October 8, 2003, shall be released from any restrictions set forth in this sentence on October 8, 2006. With respect to any shares of Common Stock issuable to Employee upon the exercise of previously granted options or any shares of
Common Stock owned by the Employee, all as more fully set forth on Schedule B attached hereto, other than those shares underlying the Newly Granted Stock
Options and the Accelerated Stock Options, the Employee shall give the Company's
Chairman of the Board and President five business days advance written notice of any intent to sell such Common Stock. In addition, in the event of a termination of this Agreement by the Company for cause, or a termination of this Agreement by the Employee other than due to a change in control, any existing lock-up restrictions still applicable on the date of termination to any shares of Common
Stock underlying the Newly Granted Stock Options and the shares of Common Stock underlying the Accelerated Stock Options shall be extended for a period of five years from the date such lock-up restriction is initially scheduled to terminate. The grants of stock bonus awards and options identified herein shall be evidenced by separate stock bonus award agreements and stock option award agreements, as applicable, between the Company and the Employee. The lock-up provisions contemplated herein that are applicable to the Accelerated Stock
Options shall be evidenced by an amendment to the stock option award agreement between the Company and the Employee with respect to the Accelerated Stock
Options.

         (c) For purposes hereof, a "change in control" of the Company shall be deemed to have occurred in the event that: (i) individuals who, as of the date hereof, constitute the Board of Directors of the Company cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Board of
Directors shall be considered as though such individual was a member of the
Board of Directors as of the date hereof; (ii) the Company shall have been sold by either (A) a sale of all or substantially all its assets, or (B) a merger or consolidation, other than any merger or consolidation pursuant to which the
Company acquires another entity, or (C) a tender offer, whether solicited or unsolicited; or (iii) any party, other than the Company, is or becomes the
"beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of voting securities of the
Company representing 40% or more of the total voting power of all of the then-outstanding voting securities of the Company.

         (d) In addition, upon the occurrence of a change in control, all stock bonus awards of the Company granted to the Employee shall vest and become immediately exercisable and saleable, and any lock-up restrictions applicable to any stock bonus awards or options awarded to the Employee shall terminate, on the effective date of such change in control. In the event that this Agreement is terminated by the Company with cause pursuant to Section 10(c) hereof prior to the expiration of the Term, all unvested stock bonus awards granted to the
Employee shall terminate. In the event that this Agreement is terminated by the
Company without cause pursuant to Section 10(d) hereof prior to the expiration of the Term, all unvested stock bonus awards granted to the Employee in respect of a change in control shall terminate except for the stock bonus awards granted to the Employee as bonus compensation (the "Bonus Stock"); provided, that (i)
the vesting schedule for the Bonus Stock shall not be modified; and (ii) in the event the Employee breaches any of his obligations set forth in Sections 7 and 8 hereof, the Company shall be permitted to offset from any unvested Bonus Stock an amount equal to the damages incurred by the Company due to the Employee's breach(es) of Sections 7 and/or 8 hereof. In the event that this Agreement is terminated by the Employee, other than due to a change in control, all vested options for the purchase of Common Stock and stock bonus awards of the Company granted to the Employee shall remain subject to the lock-up restrictions contained in Section 6(b) of this Agreement or any other lock-up agreements, as applicable, and the unvested portion of such stock bonus awards shall terminate.

     7. CONFIDENTIALITY; INTELLECTUAL PROPERTY. For purposes of this Section 7, all references to the Company shall be deemed to include all of the Company's affiliates and subsidiaries.

     (a) Confidential Information. The Employee acknowledges that as a result of his/her employment with the Company, the Employee has and will continue to have knowledge of, and access to, proprietary and confidential information of the
Company (in written, graphic, oral and/or other forms, and in electronic, magnetic, paper and other media), including, without limitation, information regarding the Company's assets, properties, business, plans, strategies, operations, business and product development, including without limitation, acquisitions and new lines of business, trade secrets, novel ideas, inventions, know-how, customers, business affiliates, techniques, training materials, algorithms, computer programs (including source code and object code), designs, formulas, test plans, data, analyses and results, services, costs, finances, financial statements and projections, financial and marketing information, markets, sales, vendors, suppliers, personnel, pricing policies, plans for future developments, acquisition or disposition strategies, specifications, technology, research and development, and other similar information in respect of the Company (collectively, the "Confidential Information"), and that such information, even though it may be contributed to, developed or acquired by the
Employee, constitutes valuable, special and unique assets of the Company developed at great expense, which are the exclusive property of the Company.
Accordingly, the Employee shall not, at any time, either during or subsequent to the term of his employment with the Company, use (whether for personal gain or otherwise), reveal, report, publish, transfer or otherwise disclose to any person, corporation or other entity, any of the Confidential Information without the prior written consent of the Company, except to responsible officers and employees of the Company and other responsible persons who are in a contractual or fiduciary relationship with the Company who have a need for such information for purposes in the best interests of the Company, and except (i) for such information which is or becomes of general public knowledge from authorized sources other than the Employee, or (ii) as may be required by law, regulation, legal proceeding or court order. The Employee acknowledges that the Company would not enter into this Agreement without the assurance that all such
Confidential Information will be used for the exclusive benefit of the Company.

     (b) Return of Confidential Information. Confidential Information or other information relating to the Company's business or products which come into the possession of the Employee shall remain the sole property of the Company, and shall not be copied, photocopied, reprinted or otherwise reproduced or disseminated by the Employee except in the performance of his duties as an employee of the Company and then only at the direction of the Company. Upon the earlier of the Company's request therefor, or the termination of the Employee's employment by the Company, the Employee shall return to the Company all such information, and all copies, facsimiles, replicas, photocopies, and reproductions of them.

     (c) Intellectual Property. (i) Employee expressly agrees that any products, works of authorship, deliverables, designs, processes, drawings or inventions produced by him at

the request or on behalf of the Company (the "Materials") shall be the property of the Company. The Company shall own all right, title and interest in and to the Materials, and all additions to, deletions from, alterations of or revisions to, and each part thereof, including all tools and work in progress with respect thereto, and all other materials provided to Employee by or at the expense of the Company. Without limiting the foregoing, Employee hereby acknowledges that his work and services for the Company and all results thereof are "works made for hire" for the Company as that term is defined by the Copyright Act of 1976, as amended (the "Copyright Act"), and the Company shall own all right, title and interest therein. The Company shall be considered the author of the Materials for purposes of copyright and shall own all the rights in and to the copyright to the Materials, and, as between Employee and the Company, only the Company shall have the right to obtain copyright registration of the Materials which the
Company may do in its name, its trade name or the name of its nominee. The
Company shall have the sole and exclusive rights to do and authorize any and all of the acts set forth in Section 106 of the Copyright Act with respect to the
Materials and any derivatives thereof, and to secure any extensions or renewals of such copyrights. Employee retains no rights to the Materials and agrees not to challenge the validity of the Company's ownership of the Materials.

         (ii) To the extent that the Materials are determined by a court of competent jurisdiction or the Register of Copyrights not to be a work made for hire and/or for purposes of ownership of any inventions or patent rights in and to the Materials, Employee hereby irrevocably assigns, transfers, releases and conveys to the Company all right, title and interest (including all patent, copyright, trade secret and trademark rights) of Employee in and to the
Materials. The rights hereby conveyed to the Company hereunder include without limitation all rights to any and all inventions relating to or described in the
Materials. Employee further agrees to execute (and to cause its principals, employees and agents to execute) any and all documents deemed necessary or appropriate by the Company to effectuate a complete transfer of ownership of all rights in the Materials to the Company throughout the world.

         (iii) The Employee will promptly disclose to the Company all Materials conceived, developed or acquired by him alone or with others during the term of his employment with the Company, whether or not conceived during regular working hours, through the use of Company time, material or facilities or otherwise.
Without limiting the scope of this Section 7, all such Materials shall be the sole and exclusive property of the Company, and upon the Company's request, the
Employee shall deliver to the Company all drawings, models and other data and records relating to such Materials. In the event any such Materials shall be deemed by the Company to be patentable or copyrightable, the Employee shall, at the expense of the Company, assist the Company in obtaining any patents or copyrights thereon and execute all documents and do all other things necessary or proper to obtain letters patent and copyright registrations and to vest the
Company with full title thereto.

         (iv) The Employee irrevocably designates and appoints the Company and each of its duly authorized officers or agents, individually, as his agent and attorney-in-fact, to act for and in his behalf and stead to execute and file any such document and to do all other lawfully permitted acts to further the prosecution, issuance, and enforcement of patents, copyrights, or other rights or protection with the same force and effect as if executed and delivered by the
Employee.

     8. NON-COMPETITION. For purposes of this Section 8, all references to the
Company shall be deemed to include all of the Company's affiliates and subsidiaries. The Employee will not utilize his special knowledge of the business of the Company and his relationships with customers, suppliers of the
Company and others to compete with the Company. During his employment by the
Company and for a period of one (1) year after the expiration of this Agreement or earlier termination of this Agreement pursuant to its terms (the "Restricted
Period"), the Employee shall not engage, directly or indirectly, or have an interest, directly or indirectly, anywhere in the United States of America or any other geographic area where the Company does business or in which its products or services are marketed, alone or in association with others, as principal, officer, agent, employee, director, partner or stockholder (except with respect to his employment by the Company), or through the investment of capital, lending of money or property, rendering of services or otherwise, in any business competitive with or substantially similar to that engaged in by the
Company or any vendor, supplier or distributor of the Company during the term of
Employee's employment by the Company, or any line of business or acquisition that the Company either (i) contemplates entering into, whether or not actually entered into, or (ii) has obtained due diligence or other information on during
Employee's employment with the Company (it being understood hereby, that the ownership by the Employee of 5% or less of the stock of any company listed on a national securities exchange shall not be deemed a violation of this Section 8).
During the Restricted Period and for a period of one year thereafter, the
Employee shall not, nor shall he permit any of his employees, agents or others under his control to, directly or indirectly, on behalf of himself or any other person, (i) call upon, accept business from, or solicit the business of any person who is, or who had been at any time during the preceding two (2) years a customer of the Company or any successor to the business of the Company, or otherwise divert or attempt to divert any business from the Company or any such successor, or (ii) directly or indirectly recruit or otherwise solicit or induce any person who is an employee of, or otherwise engaged by, the Company or any successor to the business of the Company to terminate his or her employment or other relationship with the Company or such successor, or hire any person who has left the employ of the Company or any such successor during the preceding two (2) years. Employee further agrees that if any such customer contacts
Employee during the Restricted Period in respect of doing business with
Employee, Employee will advise such customer of the restrictions on his ability to do business with such customer contained herein. The Employee shall not at any time, directly or indirectly, use or purport to authorize any person to use any name, mark, logo, trade dress or other identifying words or images which are the same as or similar to those used at any time by the Company in connection with any product or service, whether or not such use would be in a business competitive with that of the Company. Any breach or violation by the Employee of the provisions of this Section 8 shall toll the running of any time periods set forth in this Section 8 for the duration of any such breach or violation.

     9. REMEDIES. The restrictions set forth in Sections 7 and 8 are considered by the parties to be fair and reasonable. The Employee acknowledges that the restrictions contained in Sections 7 and 8 will not prevent him from earning a livelihood. The Employee further acknowledges that the Company would be irreparably harmed and that monetary damages would not provide an adequate remedy in the event of a breach of the provisions of Sections 7 or 8.
Accordingly, the Employee agrees that, in addition to any other remedies available to the

Company, the Company (i) shall be entitled to specific performance, injunction, and other equitable relief to secure the enforcement of such provisions, (ii)
shall not be required to post bond in connection with seeking any such equitable remedies, and (iii) shall be entitled to receive reimbursement from the Employee for all attorneys' fees and expenses incurred by the Company in enforcing such provisions. If any provisions of Sections 7, 8, or 9 relating to the time period, scope of activities or geographic area of restrictions is declared by a court of competent jurisdiction to exceed the maximum permissible time period, scope of activities or geographic area, the maximum time period, scope of activities or geographic area, as the case may be, shall be reduced to the maximum which such court deems enforceable. If any provisions of Sections 7, 8, or 9 other than those described in the preceding sentence are adjudicated to be invalid or unenforceable, the invalid or unenforceable provisions shall be deemed amended (with respect only to the jurisdiction in which adjudication is made) in such manner as to render them enforceable and to effectuate as nearly as possible the original intentions and agreement of the parties.

     10. TERMINATION. This Agreement may be terminated prior to the expiration of the Term set forth in Section 2 upon the occurrence of any of the events set forth in, and subject to the terms of, this Section 10.

         (a) Death. This Agreement will terminate immediately and automatically upon the death of the Employee.

         (b) Disability. This Agreement may be terminated at the Company's option, immediately upon notice to the Employee, if the Employee shall suffer a permanent disability. For the purposes of this Agreement, the term "permanent disability" shall mean the Employee's inability to perform his duties under this
Agreement for a period of ninety (90) consecutive days or for an aggregate of one hundred twenty (120) days, whether or not consecutive, in any twelve (12)
month period, due to illness, accident or any other physical or mental incapacity, as reasonably determined by the Board of Directors of the Company.
In the event that a dispute arises with respect to the disability of the
Employee, the parties shall each select a physician licensed to practice in the
State of Florida to make such a determination. If the two (2) physicians selected cannot agree on a determination, they will mutually select a third physician and the decision of the majority of the three (3) physicians will be binding.

         (c) Cause. This Agreement may be terminated at the Company's option, immediately upon notice to the Employee, upon: (i) breach by the Employee of any material provision of this Agreement and the expiration of a 10-day cure period for such breach after written notice thereof has been given to the Employee
(which cure period shall not be applicable to clauses (ii) through (v) of this
Section 10(c)); (ii) gross negligence or willful misconduct of the Employee in connection with the performance of his duties under this Agreement; (iii)
Employee's failure to perform any reasonable directive of the Board of Directors of the Company; (iv) fraud, criminal conduct, dishonesty or embezzlement by the
Employee; or (v) Employee's misappropriation for personal use of any assets
(having in excess of nominal value) or business opportunities of the Company.

         (d) Without Cause. This Agreement may be terminated at any time by the
Company without cause immediately upon giving written notice to the Employee of such termination. In such event, the Employee shall be entitled to receive the
Termination Payment in accordance with the provisions of Section 4(a) hereof.

     11. MISCELLANEOUS.

         (a) Survival. The provisions of Sections 6(b), 7, 8, 9 and 11 shall survive the termination of this Agreement.

         (b) Entire Agreement. This Agreement sets forth the entire understanding of the parties pertaining to the subject matter hereof.

         (c) Modification. This Agreement may not be modified or terminated orally, and no modification or waiver of any of the provisions hereof shall be binding unless in writing and signed by the party against whom the same is sought to be enforced.

         (d) Waiver. Failure of a party to enforce one or more of the provisions of this Agreement or to require at any time performance of any of the obligations hereof shall not be construed to be a waiver of such provisions by such party nor to in any way affect the validity of this Agreement or such party's right thereafter to enforce any provision of this Agreement, nor to preclude such party from taking any other action at any time which it would legally be entitled to take.

         (e) Successors and Assigns. Neither party shall have the right to assign this Agreement, or any rights or obligations hereunder, without the written consent of the other party; provided, however, that upon the sale of all or substantially all of the assets, business and goodwill of the Company to another company, or upon the merger or consolidation of the Company with another company, this Agreement shall inure to the benefit of, and be binding upon, both
Employee and the company purchasing such assets, business and goodwill, or surviving such merger or consolidation, as the case may be, in the same manner and to the same extent as though such other company were the Company; and
provided, further, that the Company shall have the right to assign this
Agreement to any affiliate or subsidiary of the Company. Subject to the foregoing, this Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their legal representatives, heirs, successors and permitted assigns.

         (f) Communications. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been given at the time personally delivered or when mailed in any United
States post office enclosed in a registered or certified postage prepaid envelope and addressed to the addresses set forth below, or to such other address as any party may specify by notice to the other party; provided, however, that any notice of change of address shall be effective only upon receipt:

            (i) TO THE COMPANY:    Armor Holdings, Inc.
                                   13386 International Parkway

                                   Jacksonville, Florida 32218
                                   Attention: Chief Executive Officer

            (ii) WITH A COPY TO:   Kane Kessler, P.C.
                                   1350 Avenue of the Americas,
                                   26th Floor
                                   New York, New York  10019
                                   Attention:  Robert L. Lawrence, Esq.

            (iii) TO THE EMPLOYEE: Robert F. Mecredy
                                   1331 First Street North
                                   No. 601
                                   Jacksonville Beach, Florida 32250

         (g) Severability. If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, such invalidity or unenforceability shall not affect the validity and enforceability of the other provisions of this Agreement and the provision held to be invalid or unenforceable shall be enforced as nearly as possible according to its original terms and intent to eliminate such invalidity or unenforceability.

         (h) Jurisdiction; Venue. This Agreement shall be subject to the exclusive jurisdiction of the courts located in New York County, New York. Any breach of any provisions of this Agreement shall be deemed to be a breach occurring in the State of New York by virtue of a failure to perform an act required to be performed in the State of New York, and the parties irrevocably and expressly agree to submit to the jurisdiction of the courts located in New
York County, New York for the purpose of resolving any disputes among them relating to this Agreement or the transactions contemplated by this Agreement and waive any objections on the grounds of forum non conveniens or otherwise.
The parties hereto agree to service of process by certified or registered United
States mail, postage prepaid, addressed to the party in question.

         (i) Governing Law. This Agreement is made and executed and shall be governed by the laws of the State of New York, without regard to the conflicts of law principles thereof.

         (j) No Third-Party Beneficiaries. Each of the provisions of this
Agreement is for the sole and exclusive benefit of the parties hereto and shall not be deemed for the benefit of any other person or entity.

         (k) Code Section 409A. The parties to this Agreement intend that the
Agreement complies with Section 409A of the Internal Revenue Code of 1986, as amended (the "Code"), where applicable, and this Agreement shall be interpreted in a manner consistent with that intention. To the extent not otherwise provided by this Agreement, and solely to the extent required by Section 409A of the
Code, no payment or other distribution required to be made to the Employee hereunder (including any payment of cash, any transfer of property and any provision of taxable benefits) as a result of his termination of employment with the Company

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shall be made earlier than the date that is six (6) months and one day following the date on which the Employee separates from service with the Company and its affiliates (within the meaning of Section 409A of the Code).

                            [SIGNATURE PAGE FOLLOWS]

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         IN WITNESS WHEREOF, each of the parties hereto have duly executed this
Agreement as of the date set forth above.

                                  ARMOR HOLDINGS, INC.

                                  By: /s/ Robert R. Schiller
                                     ---------------------------------------
                                     Robert R. Schiller
                                     President and Chief Operating Officer

                                  /s/ Robert F. Mecredy
                                  ------------------------------------------
                                  Robert F. Mecredy

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